Exhibit 99.1

Generex in Agreement to License RapidMist™ Technology for $10 Million
to Amarantus BioSciences for Use with Its Proprietary MANF Proteins

Both companies to jointly pursue use of Amarantus MANF-based technologies in treatment of diabetes mellitus

WORCESTER, MA & TORONTO, CANADA, May 31, 2011 (PRNewswire) – Generex Biotechnology Corporation (OTCBB: GNBT) (www.generex.com) today announced that it has entered into a binding letter agreement to license its RapidMist™ buccal drug delivery technologies to Amarantus BioSciences, Inc. (www.amarantus.com), a California-based biotechnology company, for use with its proprietary MANF proteins in exchange for a non-refundable license fee of $10 million.  In addition, the companies will jointly pursue the use of technologies developed by Amarantus for the treatment of diabetes mellitus.

MANF is a newly discovered protein by the scientific team at Amarantus that mediates the biological process known as apoptosis (programmed cell death) throughout the body.  This special property has been scientifically demonstrated in various pre-clinical models of human disease, indicating that MANF-based products could have a significant impact on the treatment of a myriad of human diseases as first-in-class treatments. Amarantus’ most advanced product development program for MANF centers on the development of a disease-modifying therapy for Parkinson's disease currently funded by the Michael J. Fox Foundation for Parkinson's Research.

Under the terms of the agreement, Generex will grant to Amarantus an exclusive worldwide license for the clinical & regulatory development and commercialization of Generex’s proprietary RapidMist™ technologies in connection with any and all therapeutic applications of MANF technologies developed by Amarantus in all fields except the treatment of diabetes.  Amarantus will pay a license fee of $10 Million to Generex, which fee will be paid in Amarantus common stock valued at not less than $5 Million and a three-year promissory note.  In addition, Generex and Amarantus will work in collaboration for the research and development of the Amarantus technologies for indications and therapeutics in respect of diabetes mellitus including the following indications:  diagnostics for beta-cell dysfunction; diabetes mellitus biomarkers; kidney disease attributable to diabetes mellitus; neuropathy attributable to diabetes mellitus; and, beta-cell islet transplantation, preservation, and regeneration.  Generex will make a three-year $5 million commitment to that collaboration.

This agreement is the first step in Generex management’s plan to create additional value from its proprietary RapidMist™ technologies, the next-generation buccal drug delivery system that represents a significant strategic advancement for the non-invasive administration of protein-based medicines into the human body.  Generally, proteins for a wide variety of indications are administered by subcutaneous injection which leads to difficulties with regimen adherence due to the inconvenience and side effects associated with injections.  Generex management intends to actively seek additional collaborative opportunities for this important technology to fuel its future growth.

Commenting on the agreement, Generex President & Chief Executive Officer Mark Fletcher stated:  “This transaction is the first out-licensing by Generex of its proprietary buccal drug delivery technologies for indications other than buccal insulin, and we will look forward to the broader validation of our platform.  Additionally, our diabetes collaboration with Amarantus will afford us an opportunity to expand the Generex pipeline in the diabetes space.”

Seahawk Capital Partners, Inc. acted as an advisor in connection with the agreement.  Joseph Moscato, Managing Partner of Seahawk Capital, stated: “I believe this agreement is a significant step forward for Generex as it executes on its reorganization plan set forth by management on March 30th 2011.  Through this agreement, Generex will begin to scratch the surface of the many potential collaboration opportunities for this buccal delivery platform.  Our team at Seahawk intends to continue to work diligently to secure additional opportunities for Generex in all aspects of its business development efforts.”

About Amarantus BioSciences, Inc.

Amarantus BioSciences, Inc. is engaged in the research and development of first-in-class disease–modifying treatments that address the underlying cause of cell death, known as apoptosis, associated with a wide range of diseases, including but not limited to, neurodegenerative and cardiovascular.  The Company’s most advanced product candidate, MANF, is a therapeutic protein indicated for the treatment of Parkinson’s disease and Myocardial Infarction.  Currently incubating at the Parkinson’s Institute in Sunnyvale, CA, Amarantus BioSciences is the recipient of a research grant from The Michael J. Fox Foundation for Parkinson’s Research.  See www.Amarantus.com.

About Generex Biotechnology Corporation

Generex is engaged in the research, development, and commercialization of drug delivery systems and technologies.  Generex has developed a proprietary platform technology for the delivery of drugs into the human body through the oral cavity (with no deposit in the lungs).  The Company's proprietary liquid formulations allow drugs typically administered by injection to be absorbed into the body by the lining of the inner mouth using the Company's proprietary RapidMist™ device.  The Company's buccal insulin spray product, Generex Oral-lyn™ is in Phase III clinical trials at several sites around the world.  Antigen Express, Inc. is a wholly owned subsidiary of Generex.  The core platform technologies of Antigen Express comprise immunotherapeutic vaccines for the treatment of malignant, infectious, allergic, and autoimmune diseases.  Antigen Express has pioneered the use of specific CD4+ T helper stimulation in immunotherapy.  One of its platform technologies relies on inhibition of expression of the Ii protein.  Antigen Express scientists, and others, have shown clearly that suppression of expression of the Ii protein in cancer cells allows for potent stimulation of T helper cells and prevents the further growth of cancer cells.  For more information, visit the Generex website at www.generex.com or the Antigen Express website at www.antigenexpress.com.

Cautionary Note Regarding Forward-Looking Statements

This release and oral statements made from time to time by Generex representatives in respect of the same subject matter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by introductory words such as “expects,” “plans,” “intends,” “believes,” “will,” “estimates,” “forecasts,” “projects,” or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts.  Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not.  Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement.  No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements.  Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials.  Because of this, statements regarding the expected timing of clinical trials or ultimate regulatory approval cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any “phase” of clinical trials or when it will obtain ultimate regulatory approval by a particular regulatory agency.  Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.

Generex Contacts:

Investor Relations Contacts:
Generex Biotechnology Corporation
Todd Falls
800-391-6755

Seahawk Capital Partners, Inc.
Joseph Moscato
646-599-6222

Media Contact:
Beckerman Public Relations
Jerry Schranz
201-465-8020
jschranz@beckermanpr.com